Exhibit 1

Group Secretariat
Westpac Place
Level 20, 275 Kent Street
Sydney NSW 2000
Australia
Telephone: (02) 8253 0390
Facsimile:  (02) 8253 1888

19 June 2006

Company Announcements
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY  NSW  2000

Dear Sir / Madam

Westpac Banking Corporation announces its change of registered office effective today to:

Level 20, 275 Kent Street
Sydney NSW 2000
Ph:          (02) 9293 9270
Fax:         (02) 8253 1888

Yours sincerely

Anna O’Connell
Head of Group Secretariat